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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-86870) and S-8 (No. 333-34130, No. 333-37638
and No. 333-71336) of ON Semiconductor Corporation of our report dated February 5, 2003 relating to the financial statement schedule of ON Semiconductor Corporation and our report dated February 5, 2003, except for Note 9 for which the date is March 3, 2003, relating to the consolidated financial statements of ON Semiconductor Corporation, which appear in this form 10-K. We also consent to the incorporation by reference of our report dated February 5, 2003, except for Note 8 for which the date is March 3, 2003, relating to the consolidated financial statements of Semiconductor Components Industries, LLC (a wholly-owned subsidiary of ON Semiconductor Corporation); our report dated February 5, 2003, except for the fourth paragraph of Note 12 for which the date is March 3, 2003, relating to the consolidated financial statements of ON Semiconductor Trading Ltd. (a wholly-owned subsidiary of ON Semiconductor Corporation); and, our report dated February 5, 2003, except for the third paragraph of Note 10 for which the date is March 3, 2003, relating to SCG Malaysia Holdings Sdn. Bhd. (a wholly-owned subsidiary of ON Semiconductor Corporation), each of which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, AZ
March 24, 2003